Exhibit 10.26
EXECUTION VERSION
NOTE PURCHASE AGREEMENT
     This Note Purchase Agreement (this “Agreement”) is entered into as of the 15th day of March, 2007, by and between Wheeling-Pittsburgh Corporation, a Delaware corporation (the “Company”) and each of the investors set forth on the signature pages hereto (each, an “Investor,” and collectively, the “Investors”).
     WHEREAS, the Company is offering, in compliance with Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), to certain accredited investors in a private placement transaction, convertible notes in a series with an aggregate principal amount of up to Fifty-Million Dollars ($50,000,000), substantially in the form attached hereto as Exhibit A (the “Notes”).
     WHEREAS, on the terms and subject to the conditions set forth herein, each Investor desires to purchase a Note in the face principal amount set forth opposite Investor’s name on Exhibit B, which Notes shall be convertible into shares (subject to adjustment as set forth in the Notes, the “Conversion Shares,” and together with the Notes, the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the terms of the Notes.
     WHEREAS, the Company desires to set forth the terms and conditions of and to provide for the issuance of the Notes described herein and with respect to certain registration rights relating to the shares of Common Stock issuable upon conversion of the Notes, pursuant to their terms.
     NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:
1) ISSUANCE OF THE CONVERTIBLE NOTES. Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to sell to each Investor, and each Investor hereby agrees to purchase from the Company, the face principal amount of the Notes set forth opposite each Investor’s name on Exhibit B (the “Purchase Price”). The Note delivered to an Investor will be delivered in the form of a single Note registered in the name of the Investor (or in the name of such nominee or in such other denominations as Investor may specify). The terms and conditions of the Notes are incorporated herein by reference.
2) THE CLOSING. The purchase and sale of the Notes by the Company to the Investors and the delivery of the Purchase Price to the Company (the “Closing”) will take place on the second business day following the satisfaction of all conditions precedent set forth in Section 7 hereof (or such other date as the Company and the Investors shall determine), at the offices of the Company, 1134 Market Street, Wheeling, WV 26003. At the Closing, (a) each Investor shall pay or tender to the Company the applicable Purchase Price in immediately available funds by wire transfer to the Company in accordance with the wiring instructions provided by the Company; and (b) the Company shall issue and deliver to each Investor the Note(s) acquired hereunder by such Investor.

3) REPRESENTATIONS AND WARRANTIES OF INVESTORS. Each Investor represents and warrants individually and not jointly to the Company as of the date hereof as follows:
          a) Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.
          b) The Notes are being acquired by Investor for investment purposes only, for Investor’s own account and not with the view to any resale or distribution thereof, and Investor is not participating, directly or indirectly, in an underwriting of such Notes, and will not take, or cause to be taken, any action that would cause Investor to be deemed an “underwriter” of such Notes as defined in Section 2(11) of the Securities Act.
          c) Investor acknowledges that Investor has been offered an opportunity to ask questions of, and receive answers from, the Company concerning the Company and Investor’s proposed purchase of the Notes, and that such Investor is satisfied with the Company’s response to any such requests.
          d) Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, is able to bear such risks, and has obtained, in Investor’s judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Notes. Investor has evaluated the risks of investing in the Company and has determined that the Notes are a suitable investment for Investor.
          e) Investor has full power and authority to enter into this Agreement and to perform its obligations hereunder.
          f) All action on the part of Investor necessary for the authorization, execution and delivery of this Agreement and for the performance of all obligations of Investor hereunder has been taken, including with respect to all required corporate or organizational grant of authority with respect to such Investors as are corporations or other forms of entity. This Agreement has been duly executed and delivered by Investor and constitutes a valid and legally binding obligation of Investor, enforceable in accordance with its respective terms, subject to (i) the laws of bankruptcy and the laws affecting creditors’ rights generally and (ii) the availability of equitable remedies.
          g) Investor is not relying on the Company with respect to tax and other investment advice in connection with its decision to purchase the Notes. Investor acknowledges that it has been advised by the Company to consult with its tax or financial consultants prior to entering into this Agreement.
4) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investors as of the date hereof as follows:
          a) The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, operations, assets, financial condition or prospects of the Company (a “Material Adverse Effect”). The Company has full power and authority: (i) to own, lease, use and operate its properties; (ii) to carry on its business as presently operated and conducted; and (iii) to enter into this Agreement and perform its obligations hereunder, including the issuance, sale and delivery of the Notes.
          b) The execution and delivery of this Agreement and of the Notes by the Company and the consummation by it of the transactions contemplated hereby (including without limitation, the issuance of the Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required. All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and for the performance of all obligations of the Company hereunder has been taken. This Agreement and the Notes have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to (i) the laws of bankruptcy and the laws affecting creditors’ rights generally and (ii) the availability of equitable remedies.
          c) The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). At the close of business on February 28, 2007, (i) 15,287,293 shares of Common Stock were issued and outstanding (excluding shares of Common Stock held by the Company in its treasury), (ii) 6,666 shares of Common Stock were held by the Company in its treasury, (iii) 940,566 shares of the Company’s Common Stock were reserved for issuance under the Company’s 2003 Management Stock Incentive Plan (of which 19,221 shares were subject to outstanding stock options and 318,310 shares were subject to outstanding stock unit awards), (iv) 16,469 shares of Common Stock were reserved for distribution to creditors pending resolution of certain disputed claims, and (v) no shares of Preferred Stock were issued or outstanding or held in the Company’s treasury. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. There are no anti-dilution or price adjustment provisions contained in any security issued and outstanding by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. Except as may be described in any documents which have been publicly filed by any of the Company’s stockholders, to the Company’s knowledge, there are no agreements between the Company’s stockholders with respect to the voting or transfer of the Company’s capital stock or with respect to any other aspect of the Company’s affairs
          d) The Company has timely filed and furnished all required reports, schedules, forms, prospectuses, and registration, proxy and other statements with the Securities and Exchange Commission (“SEC”) since August 1, 2003 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “SEC Documents”). As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other SEC Documents), each SEC Document complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, as applicable. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document or by information supplied to the Investors in writing by the Company, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          e) The Conversion Shares to be issued upon conversion of the Notes, when issued in compliance with the provisions of this Agreement and the Notes, will be validly issued and will be free of any liens or encumbrances, except as provided under applicable securities laws.
          f) The execution, delivery and performance of this Agreement and each of the documents contemplated hereby, including the Notes, by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of Securities) will not (i) conflict with or result in a violation of any provision of the certificate of incorporation, as amended, of the Company or the bylaws, as amended, of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any federal, state, local, municipal, foreign, international, multinational or other law, rule, regulation, order, judgment, decree, ordinance, policy or directive, including those entered, issued, made, rendered or required by any court, administrative or other governmental body, agency, or authority, or any arbitrator (collectively, “Legal Requirements”) (including federal and state securities laws and regulations (assuming the accuracy of the representations and warranties of each Investor contained in Section 3(a) hereof) and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its certificate of incorporation, bylaws or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time would result in a default) under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except with respect to any filings or notices related to the issuance of the Conversion Shares to be filed with Nasdaq, if any, and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or the

Notes. All consents, authorizations, orders, filings and registrations that the Company is required to effect or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.
          g) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2006, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or taken in the aggregate would not reasonably be expected to have a Material Adverse Effect.
          h) Except with respect to the transactions contemplated hereby and as set forth in the SEC Documents filed since such date, since December 31, 2005 (i) the Company and each of its subsidiaries has conducted its business only in the ordinary course, consistent with past practice, and since that date, no changes have occurred which would reasonably be expected to have a Material Adverse Effect; and (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected on the Company’s financial statements pursuant to generally accepted accounting principles, consistently applied or required to be disclosed in filings made with the SEC.
          i) There is no Action (as defined below) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (ii) would, if there were an unfavorable decision, have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such). For purposes of this Agreement, “Action” shall mean any action, suit claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation against or affecting the Company, any of its subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), public board, stock market, stock exchange or trading facility.
          j) The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, “Permits”), and there is no Action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Permits. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
          k) Since December 31, 2005, no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time): (a) would reasonably be expected to constitute or result in a violation by the Company or any of its subsidiaries, or a failure on the part of the Company or its subsidiaries to comply with, any Legal Requirement; or (b) would reasonably be expected to give rise to any obligation on the part of the Company or any of its subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except in either case that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice or other communication from any regulatory authority or any other person, nor does the Company have any knowledge regarding: (x) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (y) any actual, alleged, possible or potential obligation on the part of the Company or any of its subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except in either case that would not reasonably be expected to have a Material Adverse Effect.
          l) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to it and has taken reasonable steps such that the Company expects to be in a position to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder at such time as Section 404 becomes applicable to the Company.
          m) The Company is, and has reason to believe that for the foreseeable future it will continue to be, in compliance with all applicable rules of the Nasdaq Global Market. The Company has not received notice from Nasdaq that the Company is not in compliance with the rules or requirements thereof. The issuance and sale of the Securities under this Agreement does not contravene the rules and regulations of the Nasdaq Global Market, and no approval of the stockholders of the Company is required for the Company to issue the Securities as contemplated by this Agreement

          n) The Company understands and confirms that the Investors will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the Notes. All representations and warranties provided to the Investors furnished by or on behalf of the Company, taken as a whole are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its subsidiaries or its or their businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
5) RESTRICTED SECURITIES.
          a) Each Investor understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Investor’s representations as expressed herein. Each Investor understands that the Securities are “restricted securities” under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances and each Investor agrees not to transfer the Securities unless such transfer is made: (i) pursuant to an effective registration statement under the Securities Act; (ii) to the Company; (iii) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act and in compliance with local laws; or (iv) within the United States (A) in accordance with the exemption from registration under the Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws, and each Investor shall be required to furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer or (B) in a transaction that does not require registration under the Securities Act or applicable state securities laws, and each Investor shall be required to furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer. Each Investor acknowledges that, the Company has no obligation to register or qualify the Securities for resale except as set forth in Section 6 hereof and that the Company is required to refuse to register any transfer not made in accordance with the provisions of this Section 5. Each Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, and on requirements relating to the Company which are outside of such Investor’s control, and which the Company is under no obligation and may not be able to satisfy. Each Investor also acknowledges that the documentation representing the Securities shall bear restrictive legends as required under applicable federal and state securities laws. The provisions of this Section 5 shall survive the Closing.
          b) Each Investor acknowledges that the Notes and any certificates evidencing the Conversion Shares will bear a legend substantially as set forth below, in addition to any legends required by any state securities laws:

“NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.
6) REGISTRATION RIGHTS. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C, pursuant to which the Company has agreed under certain circumstances to register the resale of the Conversion Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.
7) CLOSING CONDITIONS
a)	Conditions of the Company’s Obligations at Closing. The obligations of the Company under this Agreement with respect to the issuance of the Notes to any Investor are subject to the fulfillment on or before the Closing of each of the following conditions with respect to such Investor, unless waived by the Company.
          i) Each Investor shall have executed and delivered this Agreement, the Registration Rights Agreement contemplated by Section 6, and tendered the Purchase Price for such Investor’s Note(s) to the Company.
          ii) The representations and warranties of the Investors contained in Section 3 of this Agreement shall be true and correct in all material respects (except with respect to the representations contained in Section 3(a), which shall be true and correct in all respects) on and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing.
          iii) The Company shall have obtained any necessary consent of the Senior Debt Holders, as defined in the Note, with respect to the transactions contemplated by this Agreement and the Notes.
b)	Conditions of the Investors’ Obligations at Closing. The obligations of each Investor under this Agreement with respect to the purchase of the Notes are subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by each Investor.

          i) The Company shall have executed and delivered this Agreement, the Registration Rights Agreement contemplated by Section 6, and the Notes to the Investors.
          ii) Any consents or approvals required to be secured by the Company for the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be reasonably satisfactory to the Investors.
          iii) The representations and warranties of the Company contained in Section 4 of this Agreement shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the closing.
          iv) The Company’s independent registered public accounting firm shall have agreed to deliver an unqualified opinion with respect to the conformity of the consolidated financial statements of the Company at December 31, 2006 with generally accepted accounting principles in the United States.
          v) There shall have been no material adverse change in the assets, liabilities (contingent or otherwise), affairs, business, operations, prospects or condition (financial or otherwise) of the Company prior to the Closing.
8) INDEMNIFICATION
a)	The Company agrees to indemnify each Investor and its affiliates and hold each of them harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of such Investor’s counsel in connection with any investigative, administrative or judicial proceeding), that may be incurred by such Investor or such affiliates as a result of any claims made against such Investor or such affiliates by any person that relate to or arise out of (i) any breach by the Company of any of its representations, warranties or covenants contained in this Agreement or in the Notes, or (ii) any litigation, investigation or proceeding instituted by any person with respect to this Agreement or the Securities (excluding, however, any such litigation, investigation or proceeding which arises solely from the acts or omissions of such Investor or its affiliates).
b)	Any person entitled to indemnification hereunder (“Indemnified Party”) will (i) give prompt notice to the party required to provide the indemnification pursuant to this Section 8, of any third party claim, action or suit with respect to which it seeks indemnification (the “Claim”) (but omission of such notice shall not relieve the Company from liability hereunder except to the extent it is actually prejudiced by such failure to give notice), specifying in reasonable detail the factual basis for the Claim, the amount thereof, estimated in good faith, and the method of computation of the Claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such indemnification is sought with respect to the Claim, and (ii) unless in such Indemnified Party’s reasonable judgment a conflict of interest may exist between such Indemnified Party and the Company with respect to such claim, permit the Company to assume the defense of the Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate fully with the Company with respect to the defense of the Claim and, if the Company elects to assume control of the defense of the Claim, the Indemnified Party shall have the right to participate in the defense of the Claim at its own expense. If the Company does not elect to assume control or otherwise participate in the defense of the Claim, then the Indemnified Party may defend through counsel of its own choosing. If such defense is not assumed by the Company, the Company will not be subject to any liability under this Agreement or otherwise for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). If the Company elects not to or is not entitled to assume the defense of a Claim, it will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties with respect to the Claim, unless an actual conflict of interest exists between such Indemnified Party and any other of such Indemnified Parties with respect to the Claim, in which event the Company will be obligated to pay the fees and expenses of such additional counsel or counsels
9) NO INTEGRATION. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act (except as provided in the Registration Rights Agreement) or cause the offering of the Securities to be integrated with any other offering of securities by the Company in such a manner as would require the Company to seek the approval of its stockholders for the issuance of the Securities under any stockholder approval provision applicable to the Company or its securities.
10) NOTICE. Any notices or other communications in connection herewith shall be sufficiently given if sent by registered or certified mail, postage prepaid, or by facsimile transmission, and:
(a) if to the Company, at
Wheeling-Pittsburgh Corporation
1134 Market Street
Wheeling, WV 26003
Attention: Chief Financial Officer
Facsimile: (304) 234-2261
with a copy (which shall not constitute notice) to counsel to the Company as the Company shall notify the Investors from time to time.
(b) if to an Investor, at the address on such Investor’s signature page hereto, or at such other address as an Investor or the Company shall designate to the other by notice in writing.

11) ASSIGNABILITY. Neither party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that: (a) any Investor may assign its rights hereunder to its affiliates (as such term is defined in Rule 144 of the Securities Act) or (b) any Investor may assign a right to purchase a portion of the amount of the Note subscribed to hereunder, (up to fifty percent (50%) of the face principal amount subscribed to by Investor) to another accredited institutional investor; provided further that any such assignee must first deliver to the Company a written instrument confirming that such assignee shall be bound by the terms and conditions of this Agreement.
12) SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
13) MODIFICATION. Neither this Agreement nor any provision hereof shall be modified, discharged or terminated except by an instrument in writing signed by (a) the Company and (b) Investors (or their permitted assignees or transferees) holding Notes (or having subscribed therefor) representing at least 75% of the aggregate principal amount of all Notes or Conversion Shares then outstanding (or subscribed for).
14) ENTIRE AGREEMENT. This Agreement and the documents referred to herein (including, without limitation, the Notes) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, covenants or agreements except as specifically set forth herein or therein.
15) APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws, and, to the extent it involves any United States statute, in accordance with the laws of the United States.
16) FINDERS’ FEES. Each party represents that it neither is nor will be obligated for any finders’ fees or commissions in connection with this Agreement or the transactions contemplated hereby. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of finders’ fees (and the costs and expenses (including legal, travel and out-of-pocket expenses) of defending against such liability or asserted liability) for which such Investor or any of its officers, directors, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses (including legal, travel and out-of-pocket expenses) of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible, in accordance with the provisions of Section 8.

17) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
18) FEES AND EXPENSES. Except as otherwise expressly provided for in this Agreement, the Company, on the one hand, and each Investor, on the other hand, shall each pay all of its own expenses incurred in connection with the transactions contemplated by this Agreement, including any and all legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, schedules, documents and instruments contemplated by this Agreement, provided that at the Closing, the Company shall reimburse Tontine Partners, L.P. for all reasonable expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the form of Note and its due diligence review of the Company, including, without limitation, reasonable attorneys’ fees and expenses, and out-of-pocket travel costs and expenses, but not to exceed $40,000 without the prior written consent of the Company.
19) COUNTERPARTS. This Agreement may be executed in two (2) or more original or facsimile counterparts all of which together shall constitute one and the same instrument.
20) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.
21) DELAYS OR OMISSIONS. Each and all of the various rights, powers and remedies of the parties shall be considered cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. No failure to exercise or delay in the exercise of any right, power or remedy accruing to Investor upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.
22) PUBLICITY. The Company and the Investors shall have the right to review a reasonable period of time before issuing any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investors, to make any press release with respect to such transactions as is required by applicable law and regulations (although the Investors shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon). Notwithstanding the foregoing, the Company shall file with the SEC a Form 8-K disclosing the transactions herein within four (4) business days of the Closing Date and attach the relevant agreements and instruments to either such Form 8-K or the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and the Investors may make such filings as may be required under Section 13 and Section 16 of the Exchange Act.

23) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
[Remainder of this page is intentionally left blank.]

The undersigned have duly executed this Agreement as of the date first written above.

WHEELING-PITTSBURGH CORPORATION
By:
Name:
Title:

[Investor Signature Page]

Investor Name:

By:
Name:
Title:

Address:

Tax ID: